EXHIBIT 23

PricewaterhouseCoopers LLP
254 Muñoz Rivera Ave.
BBV Tower, 9th Floor
Hato Rey, PR 00918
Telephone: (787) 754 9090
Facsimile: (787) 766 1094

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106656) of First BanCorp of our report dated June 24, 2005 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of the Puerto Rico which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 24, 2005